FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3
Colchester Street Trust

Fund Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From
7	COLCHESTER ST TR TAX-EXEMPT	29-Sep-04	6-Oct-04	State of CA 2004 - 05 RANs	6,000,000,000	$605,484,000,000	$100.91	141,400,000	$14,269,239,600	BANC OF AMER SECS LLC (TE&HI)